Exhibit 99.1

2nd QTR Investor Presentation July 29, 2020 NASDAQ: MRBK ®

2 Meridian Corporation Forward-Looking Statements Meridian Corporation (the “Corporation”) may from time to time make written or oral “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties including, without limitation: the impact of the current COVID-19 pandemic and government responses thereto, on the U.S. economy, including the markets in which we operate; actions that we and our customers take in response to these factors and the effects such actions have on our operations, products, services and customer relationships; and the risk that the Small Business Administration may not fund some or all Paycheck Protection Program (PPP) loan guaranties, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward- looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10- K for the year ended December 31, 2019 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

3 Meridian Corporation Company Highlights Demonstrated organic growth engine in diversified loan segments, capitalizing on sales culture and big bank missteps in the Delaware Valley tri-state market. Financial services business model with significant non-interest income streams in Meridian Mortgage, SBA Lending and Meridian Wealth Partners. Customer base principally interacts online, allowing a "branch-lite" banking strategy that provides substantial operational leverage. Skilled, long-tenured management team with extensive in-market experience. Excellent asset quality with diversified loan portfolio. Low commercial real estate (CRE) concentration; focus on smaller, shorter-tenor projects to be more nimble. Originated $260 million in PPP loans. COVID deferrals approximately 15% of loan portfolio.

Company Snapshot

Overview

- State-chartered commercial bank established in July 2004 and headquartered in suburban Main Line Philadelphia.
- Serves Pennsylvania, New Jersey, Delaware and Maryland with more than 20 offices and a full suite of financial products and services.
- Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, along with a broad menu of high-yield depository products supported by robust online and mobile access.
- Noninterest income businesses in Meridian Mortgage®, SBA Lending and Meridian Wealth Partners®.
- Successful Meridian Mortgage division recently expanded into Maryland.

Financial Highlights 2QTR 2020[1]

Balance Sheet ($ in Millions)	
Assets	$1,579
Loans & Leases[2]	$1,381
Deposits	$1,167
Equity	$126

Asset Quality (%)	
NPA's/Assets	0.47%
Nonaccrual Loans/Loans	0.54%
Reserves/Loans[3]	1.27%
NCOs (recoveries)/Loans	0.00%

MRQ Profitability (%)	
ROAA	1.56%
ROAE	19.16%
Net Interest Margin	3.27% / 3.41%[4]
Tangible Equity	7.68%

1) As of and for the quarter ended June 30, 2020, per July 27, 2020 press release.
2) Includes loans held for sale and held for investment.
3) Excludes loans at fair value, loans held for sale and PPP loans. A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation.
4) Excludes PPP loans and PPPLF borrowings. A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation.

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5 Meridian Corporation Current Meridian Franchise Footprint Geographic Footprint Meridian Corporation Holding Company Meridian Bank 100% Owned Subsidiary Organizational Structure Meridian Wealth Partners 100% Owned Subsidiary Apex Realty 100% Owned Subsidiary Meridian Land Settlement Services 100% Owned Subsidiary Meridian Equipment Finance 100% Owned Subsidiary

Deep and Experienced Leadership

Meridian Bank Executive Management		
	Chris Annas *Chairman of the Board* *President & CEO*	• Founder, Chairman, President and Chief Executive Officer of the Bank since its opening in 2004 • Held executive positions with various regional banks in the Delaware Valley since 1986 • Over 35 years of banking experience in various commercial lending capacities
	Denise Lindsay *EVP & CFO, Director*	• Manages all corporate accounting functions and is responsible for asset-liability management, financial reporting, tax planning and reporting, budgeting and investor relations • Over 25 years experience in bank financial management, Certified Public Accountant, former Senior Accountant for KPMG, LLP and member of the Financial Managers Society and PICPA
	Joseph Cafarchio *EVP & CCO*	• Heads credit underwriting and administration • Over 35 years of experience in commercial lending in the region, including five years at the Federal Reserve Bank of Philadelphia • Previously Chief Lending Officer from the Bank's inception until January 2017 when the Bank split the role of Chief Lending Officer and Chief Credit Officer
	Charles D. Kochka *EVP & CLO*	• Has served as leader of commercial and consumer lending at the Bank since 2017 • Has more than 38 years experience in commercial lending in the Delaware Valley
	Randy J. McGarry *SVP & CIO*	• Responsible for executing technology and operational solutions aligned with corporate strategy • Over 25 years of banking experience with expertise in IT strategy, technology architecture, network infrastructure, core system conversions and merger & acquisitions • Member of the Greater Philadelphia Senior Executive Group and the Society for Information Management
	Clarence Martindell *EVP & CRE Lending*	• In charge of growing and maintaining a strong commercial real estate loan portfolio, along with growing the Bank's title business and handling the disposition of all REO • Over 25 years of real estate lending experience. • Prior to joining the Bank, was the Director of Finance for Westrum Development Co., a regional homebuilder
	T. Benjamin Marsho *EVP & Risk & Treasury*	• Oversees risk management, treasury, compliance and BSA / AML • Over 25 years of banking experience, including 5 years at the Office of Comptroller of the Currency, nearly 10 years as Controller at a publicly traded community bank and 5 years in investment and treasury management of a $50 billion multinational bank

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7 Meridian Corporation Overview of Business Lines Commercial & Industrial Lending – Lines of credit, term loans – Owner-occupied commercial mortgages – Leasing through Meridian Equipment Finance® Commercial Real Estate Lending – Owner occupied commercial mortgages – Construction loans – Land development loans Consumer Lending – Home equity loans / lines of credit Deposit & cash management services SBA Lending – Highly experienced team in Delaware Valley – Top 4 originator in Eastern PA district Core Banking Meridian Mortgage Wealth Management and Advisory Services Mortgage originations were $790 million for 2Q 2020 and $603 million for YR 2019 Meridian Mortgage clients include homeowners and small scale investors Approximately 85% of mortgage loans are originated in the PA, NJ, DE, VA, MD and DC markets – Majority of these loans were for 1-4 family housing – nearly all loans originated were sold $715 Million AUM as of June 30, 2020 Meridian Wealth Partners, LLC is a registered investment advisor and wholly-owned subsidiary of the Bank Provides a comprehensive array of wealth management services and trusted guidance Clients include: – Professionals – High net worth individuals – Company benefit plans Synergies between the core bank and wealth businesses are building

8 Meridian Corporation Consistent Balance Sheet Growth 1) Includes loans held for sale and held for investment. Total Assets ($M) Loans and Leases1 ($M) Total Deposits ($M) Consolidated Equity ($M) $663.3 $733.7 $856.0 $997.5 $1,150.0 $1,303.4 $1,579.1 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 $584.4 $643.9 $729.7 $875.8 $998.4 $1,129.1 $1,380.7 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 $490.6 $527.1 $627.1 $752.1 $851.2 $993.8 $1,166.7 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 $52.9 $70.0 $101.4 $109.6 $120.7 $118.0 $125.5 2015 2016 2017 2018 2019 1Q 2020 2Q 2020

9 Meridian Corporation Summary Income Statement1 1) Decrease in 2017 profitability due to a decrease in net operating profit from mortgage division ($1.8M); 2017 tax reform resulted in a one-time charge to tax expense of $737K. Net Interest Income ($M) Non-interest Income ($M) Non-interest Expense ($M) Net Income ($M) $23.4 $25.8 $28.9 $32.7 $36.3 $9.7 $11.6 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 $36.1 $42.8 $36.7 $32.4 $33.1 $10.4 $20.7 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 $48.6 $59.9 $57.7 $52.9 $55.0 $15.2 $23.2 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 $6.2 $4.9 $3.0 $8.2 $10.5 $2.5 $5.7 2015 2016 2017 2018 2019 1Q 2020 2Q 2020

10 Meridian Corporation Capital Summary Bank Holding Company Tangible Common Equity / Tangible Common Assets (%)1 Tier 1 Leverage Ratio (%) Tier 1 Capital Ratio (%) Total Capital Ratio (%) 7.98% 9.54% 11.27% 10.53% 13.52% 11.77% 10.15% 7.98% 9.54% 11.27% 10.53% 10.12% 8.73% 7.68% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 8.39% 9.67% 12.37% 11.16% 14.08% 13.22% 10.71% 8.39% 9.67% 12.37% 11.16% 10.55% 9.80% 8.06% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 9.29% 10.62% 12.86% 11.76% 14.98% 13.66% 13.60% 9.29% 10.62% 12.86% 11.72% 11.21% 10.12% 10.24% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 12.58% 13.51% 15.53% 13.66% 16.09% 14.84% 14.91% 12.58% 13.51% 15.53% 13.66% 16.10% 14.80% 14.91% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 1) A Non-GAAP measure. Refer to Appendix for Non-GAAP to GAAP reconciliation.

11 Meridian Corporation Asset Quality 1) Nonperforming assets defined as loans 90+ days past due and still accruing, nonaccrual loans and leases and OREO, excluding performing TDRs. 2) Excludes loans at fair value, loans held for sale and for 2Q 2020, PPP loans. A Non-GAAP measure. See Appendix for Non-GAAP to GAAP reconciliation. NPAs¹ / Assets (%) Reserves / Loans2 (%) Nonaccrual Loans / Loans (%) Net Chargeoffs / Average Loans (%) 0.63% 0.73% 0.42% 0.39% 0.30% 0.51% 0.47% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 0.21% 0.17% 0.13% 0.03% (0.06%) 0.00% 0.00% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 0.68% 0.83% 0.43% 0.45% 0.34% 0.58% 0.54% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020 1.06% 0.90% 0.96% 0.97% 1.00% 1.10% 1.27% 2015 2016 2017 2018 2019 1Q 2020 2Q 2020

12 Meridian Corporation $1.4 Billion total gross loans and leases as of June 30, 20201 – $253.4 M net PPP loans CRE concentration of 183% as of June 30, 2020 Average yield on loans of 4.48% for 2Q 2020 Average yield on loans, excluding PPP loans, of 4.81% for 2Q 2020 Balanced Loan Portfolio June 30, 2020 1) Total loans held for investment and held for sale, net of fees and costs. Source: Company documents Total Loans: $1.4 Billion 5% 13% 31% 10% 23% 18% HELOC/Consumer Residential CRE C&D C&I PPP

Commercial Loans by Industry June 30, 2020 Meridian Corporation Note: Balances do not include consumer loans; HELoC, and 1st mortgages. Source: Company documents 13

14 Meridian Corporation COVID-19 Response Source: Company documents Commercial: – Original payment holiday up to 3 billing cycles – 9 loan relationships ($50.7M) additional 3 months Construction: – PA moratorium on construction is now over – Previously lowered rates now returned to original rate – Two or Three billing cycles Residential: Payment holiday up to 6 months SBA (7A): 6 mos. of payments by Small Bus. Administration Loan Assistance Programs Update Significantly Impacted Industries ALLL Coverage by Portfolio Loans with Relief

15 Meridian Corporation Shared National Credits Source: Company documents

16 Meridian Corporation $1.2B total deposits as of June 30, 2020 Diversified deposit mix – 37% transaction accounts – 19% noninterest-bearing deposits / deposits – Average cost of total deposits of 0.90% for 2Q 2020 Deposit Composition June 30, 2020 Source: Company documents Total Deposits: $1.2 Billion 18% 18% 36% 25% 3% Non-interest checking Interest checking MMDA/savings Certificates Jumbo certificates

17 Meridian Corporation Time Deposit Repricing Opportunities Source: Company documents $271M time deposits maturing over next 3 quarters Blended cost of CDs maturing over 9 months is 1.48% Potential to shed approx. 30bps on time deposit costs each quarter Potential to expand margin 7bps quarter over quarter $0.00 $20,000,000.00 $40,000,000.00 $60,000,000.00 $80,000,000.00 $100,000,000.00 $120,000,000.00 1 - 3 Months 3 - 6 Months 6 - 9 Months 9 - 12 Months 12 - 18 Months 18 - 24 Months > 2yrs > 3yrs 1.42% 1.53% 1.49% 1.05% 2.48% 0.96% 1.13% 2.50%

18 Meridian Corporation Investment Portfolio Composition Source: Company documents $104.7 million total investments as of June 30, 2020 – 93.7% available-for-sale – 6.3% held-to-maturity Average TEY of 2.69% year-to-date Unrealized gain $2.8 million at June 30, 2020 Conservative investment portfolio – 100% investment grade Total Securities: $104.7 Million 19% 27% 41% 11% 2% US asset backed securities US government agency State & municipal securities - tax free State & municipal securities - taxable Other securities

19 Meridian Corporation Appendix

20 Meridian Corporation Historical Financial Highlights

21 Meridian Corporation Reconciliation of Non-GAAP Financial Measures Tangible common equity to tangible assets Management uses the measure tangible common equity to tangible assets to assess our capital strength. We believe that this non-GAAP financial measure is useful to investors because, by removing the impact of our preferred stock, goodwill and other intangible assets, it allows investors to more easily assess our capital adequacy. This non-GAAP financial measure should not be considered a substitute for any regulatory capital ratios and may not be comparable to other similarly titled measures used by other companies. The table below provides the non-GAAP reconciliation for our tangible common equity to tangible assets:

22 Meridian Corporation Reconciliation of Non-GAAP Financial Measures